UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 22, 2014

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROSS STORES, INC.	5130 Hacienda Drive, Dublin, California 94568	(925) 965-4400

Item 7.01 Regulation FD Disclosure.

On September 22, 2014, a subsidiary of Ross Stores, Inc. (together with Ross Stores, Inc., the “Company”) completed the purchase of the office building where the Company’s New York buying office is located, 1372 Broadway, New York, NY. As previously disclosed, the purchase price was $222 million. The property is subject to a 99 year ground lease. The Company funded the purchase using a portion of the net proceeds from its previously announced $250 million public offering of 3.375% Senior Notes due 2024, which settled on September 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2014

ROSS STORES, INC.
Registrant

By:	/s/M. Hartshorn
Michael Hartshorn
Senior Vice President, Chief Financial Officer and
Principal Accounting Officer